                                                                   Exhibit 10.18

                                 FIRST AMENDMENT

      THIS FIRST AMENDMENT (the "AMENDMENT") is made and entered into as of February 14, 2006, by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and VIACELL, INC., A DELAWARE CORPORATION ("TENANT").

                                    RECITALS

A. Landlord and Tenant are parties to that certain lease dated December 22, 2003, which lease has been previously amended by a commencement letter dated January 22, 2004 (collectively, the "LEASE"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 42,944 rentable square feet (the "ORIGINAL PREMISES") consisting of approximately (i) 24,909 rentable square feet of lab space (the "LAB SPACE") on the 1st and 2nd floors of the science building (the "SCIENCE BUILDING") in the building commonly known as the Cambridge Science Center; and (ii) 18,035 rentable square feet of office space (the "OFFICE SPACE") on the 15th floor of the office building (the "OFFICE BUILDING") in the building commonly known as the Cambridge Science Center. The Cambridge Science Center is comprised of the Office Building and the Science Building and is located at 245 First Street, Cambridge, Massachusetts.

B. Tenant has requested that additional office space containing approximately 7,648 rentable square feet described as Suite No. 1100 on the 11th floor of the Office Building shown on EXHIBIT A hereto (the "OFFICE EXPANSION SPACE") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

      NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. EXPANSION AND EFFECTIVE DATE. Effective as of the Office Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 42,944 rentable square feet, comprised of 24,909 rentable square feet of Lab Space in the Science Building and 18,305 rentable square feet of Office Space in the Office Building, to 50,592 rentable square feet, comprised of 24,909 rentable square feet of Lab Space in the Science Building and 25,683 rentable square feet of Office Space in the Office Building by the addition of the Office Expansion Space, and from and after the Office Expansion Effective Date, the Original Premises and the Office Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Office Expansion Space shall commence on the Office Expansion Effective Date and end on the Termination Date (i.e., September 30, 2014). The Office Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Office Expansion Space.

      1.01. The "OFFICE EXPANSION EFFECTIVE DATE" shall be the later to occur of
            (i) February 1, 2006 ("TARGET OFFICE EXPANSION EFFECTIVE DATE"), and
            (ii) the date upon which the Landlord Work (as defined in the Work Letter attached as EXHIBIT B hereto) in the Office Expansion Space has been substantially completed; provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work in the Office Expansion Space as a result of the occurrence of a Tenant Delay (defined below), then, for purposes of determining the Office Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Tenant Delay(s). A "TENANT DELAY" means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays substantial completion of the Landlord Work, including, without limitation, the following:

            a. Tenant's failure to furnish information or approvals within any time period specified in the Lease or this Amendment, including the failure to prepare or approve preliminary or final plans by any applicable due date;

            b. Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay;

            c, Changes requested or made by Tenant to previously approved plans and specifications;

            d. The performance of work in the Office Expansion Space by Tenant or Tenant's contractor(s) during the performance of the Landlord Work; or

            e. If the performance of any portion of the Landlord Work depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant's contractor(s) in the completion of such work.

            The Office Expansion Space shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord Work has been performed (or would have been performed absent any Tenant Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Office Expansion Space. Notwithstanding the foregoing, if Tenant disputes Landlord's determination that the Landlord Work in the Office Expansion Space is substantially complete, then the question of whether the Landlord Work for the Office Expansion Space is substantially complete shall be submitted to Landlord's architect for determination and such determination by Landlord's architect shall be final and binding on the parties hereto. The adjustment of the Office Expansion Effective Date and, accordingly, the postponement of Tenant's obligation to pay Rent on the Office Expansion Space shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Office Expansion Space not being ready for occupancy by Tenant on the Target Office Expansion Effective Date.

      1.02. In addition to the postponement, if any, of the Office Expansion Effective Date as a result of the applicability of Section 1.01. of this Amendment, the Office Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Office Expansion Space for any other reason (other than Tenant Delays by Tenant), including but not limited to, holding over by prior occupants. Any such delay in the Office Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Office Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

2. BASE RENT. In addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Office Expansion Space as follows:

                     ANNUAL RATE PER SQUARE
      PERIOD                  FOOT             MONTHLY BASE RENT
      ------         ----------------------    -----------------
2/15/06 - 12/31/10            $27.00               $17,208.00
1/1/11 - 9/30/14              $31.00               $19,757.33

      All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

      Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Office Expansion Effective Date is the Target Office Expansion Effective Date. If the Office Expansion Effective Date is other than the Target Office Expansion Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Office Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Office Expansion Effective Date, and the actual Office Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the Base Rent rate shall not be postponed as a result of an adjustment of the Office Expansion Effective Date as provided above.

3. ADDITIONAL SECURITY DEPOSIT. No additional security deposit shall be required in connection with this Amendment.

4. TENANT'S PRO RATA SHARE. For the period commencing with the Office Expansion Effective Date and ending on the Termination Date, Tenant's Pro Rata Share for the Office Expansion Space is 5.1484%.

5. OFFICE EXPENSES AND OFFICE TAXES. For the period commencing with the Office Expansion Effective Date and ending on the Termination Date, Tenant shall pay for Tenant's Pro Rata Share of Office Expenses and Office Taxes applicable to the Office Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation of Tenant's Pro Rata Share of Office Expenses applicable to the Office Expansion Space is calendar year 2006, and the Base Year for the computation of Tenant's Pro Rata Share of Office Taxes applicable to the Office Expansion Space is Fiscal Year 2006 (i.e., July 1, 2005 to June 30, 2006).

6.    IMPROVEMENTS TO OFFICE EXPANSION SPACE.

      6.01. CONDITION OF OFFICE EXPANSION SPACE. Tenant has inspected the Office Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

      6.02. RESPONSIBILITY FOR IMPROVEMENTS TO OFFICE EXPANSION SPACE. Landlord shall perform improvements to the Office Expansion Space in accordance with the Work Letter attached hereto as EXHIBIT B.

7. EARLY ACCESS TO OFFICE EXPANSION SPACE. If Tenant is permitted to take possession of the Office Expansion Space before the Office Expansion Effective Date, such possession shall be subject to the terms and conditions of the Lease and this Amendment and Tenant shall pay Base Rent and Additional Rent applicable to the Office Expansion Space to Landlord for each day of possession prior to the Office Expansion Effective Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for the Office Expansion Space for any days of possession before the Office Expansion Effective Date during which Tenant, with the approval of Landlord, is in possession of the Office Expansion Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

8. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

      8.01. LANDLORD'S NOTICE ADDRESSES. Effective as of the date hereof, Landlord's Notice Addresses as set forth in Article I.M. of the Lease are hereby deleted and replaced with the following:

            "Landlord:                                With a copy to:

            MA-Riverview/245 First Street, L.L.C.     Equity Office
            c/o Equity Office                         Two North Riverside Plaza
            100 Summer Street                         Suite 2100
            Boston, Massachusetts  02110              Chicago, Illinois  60606
            Attn:  Property Manager                   Attn:  Managing Counsel -
                                                             Boston Region"

      8.02. OFFICE EXPANSION SPACE ACCELERATION OPTION.

            A. If Landlord and Tenant enter into a written lease agreement or amendment (the "NEW AGREEMENT") to lease an entire floor of office space in the Office Building (the "FULL FLOOR SPACE") at the prevailing market rate for such Full Floor Space, Tenant shall have the right to accelerate the Termination Date with respect to the Office Expansion Space only (the "OFFICE EXPANSION SPACE ACCELERATION OPTION") from the Termination Date to the day immediately preceding the commencement date of the Full Floor Space (the "ACCELERATED OFFICE EXPANSION SPACE TERMINATION DATE"), if:

                  1. Tenant is not in default under the Lease at the date Tenant provides Landlord with an Office Expansion Space Acceleration Notice (hereinafter defined); and

                  2. no part of the Office Expansion Space is sublet (other than pursuant to a Permitted Transfer, as defined in
                        Article XII of the Lease) for a term extending past the Accelerated Office Expansion Space Termination Date; and

                  3. the Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease); and

                  4. Landlord receives written notice of acceleration ("OFFICE EXPANSION SPACE ACCELERATION NOTICE") not less than 30 days prior to the Accelerated Office Space Expansion Termination Date.

            B. If Tenant exercises its Office Expansion Space Acceleration Option, Tenant shall remain liable for all Base Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Office Expansion Space Termination Date even though billings for such may occur subsequent to the Accelerated Office Expansion Space Termination Date.

      8.03  PARKING. Effective as of the Office Expansion Effective Date,
            Section I of EXHIBIT E of the Lease shall be amended by increasing the number of unreserved parking spaces to sixty one (61). Accordingly, effective as of the Office Expansion Effective Date, all references in the Lease to "52 Spaces" shall be deleted and replaced with "61 Spaces".

9.    MISCELLANEOUS.

      9.01. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

      9.02. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      9.03. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      9.04. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

      9.05. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      9.06. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Trammell Crow Company in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "LANDLORD RELATED PARTIES") harmless from all claims of any brokers other than Trammell Crow Company claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "TENANT RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      9.07. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:                       LANDLORD:

                                      MA-RIVERVIEW/245 FIRST STREET, L.L.C., A
                                      DELAWARE LIMITED LIABILITY COMPANY

                                      By:  Equity Office Management, L.L.C.,
                                           a Delaware limited liability company,
                                           its non-member manager

                                           By: /s/ Glenn Verrette
                                               ----------------------
__________________________________
                                           Name: Glenn Verette
Name (print): ____________________

__________________________________         Title: VP Leasing - Boston region

Name (print): ____________________

WITNESS/ATTEST:                       TENANT:

                                      VIACELL, INC., A DELAWARE CORPORATION

                                      By: /s/ Stephen G. Dance
                                          -----------------------

__________________________________    Name: Stephen G. Dance

Name (print): ____________________

__________________________________    Title: Chief Financial Officer

Name (print): ____________________

                                    EXHIBIT A

                 OUTLINE AND LOCATION OF OFFICE EXPANSION SPACE

      This Exhibit is attached to and made a part of the Amendment by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and VIACELL, INC., A DELAWARE CORPORATION ("TENANT") for Office Space in the Office Building located at 245 First Street, Cambridge, Massachusetts.

                                    EXHIBIT B

                                   WORK LETTER

      This Exhibit is attached to and made a part of the Amendment by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and VIACELL, INC., A DELAWARE CORPORATION ("TENANT") for Office Space in the Office Building located at 245 First Street, Cambridge, Massachusetts.

As used in this Work Letter, the "PREMISES" shall be deemed to mean the Office Expansion Space, as defined in the attached Amendment.

1. Landlord, at its sole cost and expense (subject to the terms and provisions of Section 2 below) shall perform improvements to the Premises in accordance with the following work list (the "WORK LIST") using building standard methods, materials and finishes. The improvements to be performed in accordance with the Work List are hereinafter referred to as the "LANDLORD WORK". Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

                                    WORK LIST

      a. Landlord shall re-paint the existing painted areas within the Premises using building standard paint. Tenant shall have the right to choose which of the building standard paint colors Landlord will use in the Premises.

      b. Landlord shall install new building standard carpet on all existing carpeted areas within the Premises. Tenant shall have the right to choose which of the building standard carpet colors and styles Landlord will install in the Premises.

      c. Landlord shall build a kitchen with a sink and cabinets in the Premises at the location indicated on attached EXHIBIT A in a building standard manner with building standard materials.

      d. Landlord shall install a door in the server room in a location to be determined by Tenant (subject to Landlord's reasonable approval thereof).

            Tenant shall notify Landlord of its paint and carpet selections, as well as Tenant's desired location of the server room door (the "PLANS") on or before January 6, 2006 (the "PLANS DUE DATE"). Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with Landlord in order to submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant. If the Plans are not fully completed and approved by the Plans Due Date, Tenant shall be responsible for one day of Tenant Delay (as defined in the Amendment to which this Exhibit is attached) for each day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved.

2. All other work and upgrades, subject to Landlord's approval, shall be at Tenant's sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any such other work and upgrades requested or performed by Tenant.

3. Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed will be adequate for Tenant's use.

4.    Allowance Available to Tenant.

      a. Provided Tenant is not in default under the Lease, Tenant shall be entitled to request an allowance (the "ALLOWANCE REQUEST") of up to $38,240.00 (i.e. $5.00 per rentable square foot of the Premises) (the "MAXIMUM ADDITIONAL ALLOWANCE") from Landlord in order to finance certain additional improvements to the Premises. The amount of the Maximum Additional Allowance requested by Tenant is referred to as the "ADDITIONAL ALLOWANCE". The Additional Allowance may only be used for (i) the cost of preparing design and construction documents and mechanical and electrical plans for work to be performed in the Premises, (ii) telecommunications and computer wiring and cabling in connection with work to be performed in the Premises, (iii) hard costs in connection with work to be performed in the Premises, (iv) furniture for the Premises (the cost of which shall not exceed 15% of the total Additional Allowance), (v) Tenant's actual moving expenses in connection with moving to the Premises, and (vi) management of the construction of the improvements to the Premises. In order to request the Additional Allowance, Tenant must complete, execute and deliver to Landlord, no later than 60 days prior to the Final Additional Allowance Disbursement Date (defined below), the "REQUEST FOR ADDITIONAL ALLOWANCE" in the form attached hereto as EXHIBIT C.

      b. Provided Tenant is not in default under this Lease, Landlord (subject to subsection (c) below), shall disburse the Additional Allowance to Tenant subject to and in accordance with the provisions applicable to the disbursement of the Office Allowance described in Section A of EXHIBIT D to the Lease. In no event shall Tenant be entitled to any disbursement of the Additional Allowance after December 31, 2006 (the "FINAL ADDITIONAL ALLOWANCE DISBURSEMENT DATE"). Any Additional Allowance paid to or on behalf of Tenant hereunder shall be repaid to Landlord as Additional Rent in equal monthly installments throughout the remainder of the initial Term, commencing on the first day of the first full calendar month following the date the Additional Allowance is disbursed to Tenant, at an interest rate equal to 9% per annum. If Tenant is in default under this Lease after the expiration of applicable cure periods, the entire unpaid balance of the Additional Allowance paid to or on behalf of Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord.

      c. Landlord's obligation to disburse the Additional Allowance and the right to receive repayment of same from Tenant, as described above, is referred to herein as the "LOAN". Notwithstanding anything to the contrary contained in this Amendment, Landlord may transfer or assign all or part of the Loan, without the prior consent of Tenant, as follows: (a) if Landlord or any subsequent permitted assignee of the Loan is a partnership or limited liability company, in a distribution without consideration, to a partner (including a limited partner) of such partnership or a member of such limited liability company; (b) to any parent or majority-owned subsidiary of Landlord (or, with respect to a permitted assignee holding the Loan, to the parent or majority-owned subsidiary of such permitted assignee); (c) to (x) any taxable REIT subsidiary of Equity Office Properties Trust (EOPT), or (y) Equity Office Properties Management Corp., a Delaware corporation, or any one of its subsidiaries; (d) to the Amended and Restated Equity Office Properties Management Corp. Trust dated as of September 30, 2002, of which Equity Office Properties Management Corp. is the sole beneficiary; or (e) to any "affiliate" (as defined in Rule 12b-2 of the Exchange Act) of Landlord (or, with respect to a permitted assignee holding the Loan, to any affiliate of such permitted assignee) (for convenience, each and all of the foregoing entities described above is referred to as a "LANDLORD AFFILIATE"). In the event of any such assignment of the Loan, Tenant, upon request of Landlord, shall execute and deliver to Landlord, or the Landlord Affiliate, a commercially reasonable promissory note, prepared by Landlord or the Landlord Affiliate, which will evidence the Tenant's obligation to repay the Additional Allowance to the Landlord or the Landlord Affiliate, as applicable, generally in accordance with the repayment provisions described in subsection (b) above.

      d. If at any time prior to disbursement of the Additional Allowance it is determined that Landlord and/or any Landlord Affiliate (as described above) owns more than 10% of an Ownership Interest in Tenant (as such term is described in the Request Form For Additional Allowance attached as EXHIBIT C), then, rather than Landlord disbursing the Additional Allowance, Landlord may cause a Landlord Affiliate to disburse the Additional Allowance to Tenant and, as a condition to the Landlord Affiliate making such disbursement, Tenant shall execute and deliver to the Landlord Affiliate a commercially reasonable promissory note, prepared by Landlord or the Landlord Affiliate, which will evidence the Tenant's obligation to repay the Additional Allowance to the Landlord Affiliate or its assigns generally in accordance with the repayment provisions described in subsection (b) above.

5. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

                                    EXHIBIT C

                      REQUEST FORM FOR ADDITIONAL ALLOWANCE

      This Exhibit is attached to and made a part of the Amendment by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and VIACELL, INC., A DELAWARE CORPORATION ("TENANT") for Office Space in the Office Building located at 245 First Street, Cambridge, Massachusetts.

                        REQUEST FOR ADDITIONAL ALLOWANCE

TO: Landlord

DATE: _______________________

REGARDING: Lease Agreement dated as of December 22, 2003, by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, as "Landlord", and VIACELL, INC., A DELAWARE CORPORATION, as "Tenant", as same may have been amended from time to time, including, without limitation, pursuant to that certain First Amendment between Landlord and Tenant dated ______, 20_ (the "AMENDMENT") (collectively, the "LEASE"), relating to which Landlord has leased to Tenant certain premises in the building commonly known as 245 First Street located at 245 First Street, Cambridge, Massachusetts (the "Building").

REQUEST FOR ADDITIONAL ALLOWANCE: Pursuant to Section 4 (the "ADDITIONAL ALLOWANCE PROVISION") of the Work Letter attached as EXHIBIT B in the Amendment, Tenant hereby requests that Landlord disburse $___________________ (the "ADDITIONAL ALLOWANCE") [not to exceed $38,240.00, being the Maximum Additional Allowance (as defined in the Additional Allowance Provision)] to Tenant for the purposes allowed therein. It is understood that the Additional Allowance requested by Tenant shall be disbursed as described in the Additional Allowance Provision, and Tenant shall repay such sum as described in the Additional Allowance Provision.

REPRESENTATION BY TENANT: Tenant recognizes and acknowledges that Equity Office Properties Trust, a Maryland real estate investment trust ("EOPT") and an affiliate of Landlord, intends to qualify as a "real estate investment trust" for purposes of the Internal Revenue Code and that maintaining such status is of material concern to EOPT and Landlord. Accordingly, Tenant represents and warrants to Landlord that as of the date hereof [INSTRUCTION TO TENANT: CHECK
(A) OR (B) BELOW, BUT NOT BOTH. IF (A) IS CHECKED, THEN (B) IS NOT APPLICABLE; AND IF (B) IS CHECKED, THEN (A) IS NOT APPLICABLE.]:

______(a)   the disbursement of the Additional Allowance to Tenant and to be repaid to Landlord (the "LOAN"), plus all other securities of Tenant held by Landlord or, to the knowledge of Tenant, any affiliate of Landlord (such other securities, collectively, the "OTHER
            SECURITIES"), do not constitute 10% or more of either (a) the total voting power of all outstanding securities of Tenant on an aggregate basis or (b) the total dollar value of all outstanding securities of Tenant on an

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

            aggregate basis (each of the foregoing items (a) and (b) are referred to as an "OWNERSHIP INTEREST IN TENANT"). Tenant shall notify Landlord of any redemption, repurchase or other actions taken by Tenant or any other person, which would cause the Loan plus all Other Securities to constitute ten percent (10%) or more of either
            (i) the total voting power of all outstanding securities of Tenant on an aggregate basis or (ii) the total dollar value of all outstanding securities of Tenant on an aggregate basis. For purposes of this provision, the term "securities" (or, in the singular, "security") shall have the meaning used for such term in the Investment Company Act of 1940, as amended.

            OR

______(b)   Tenant is unable to make the representation in subsection (a) above because Landlord and/or the affiliate(s) of Landlord do hold 10% or more of an Ownership Interest in Tenant (as described above), as described more fully --- below:

       _________________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            _____________________________________________

THE UNDERSIGNED REPRESENTS HEREBY THAT HE OR SHE HAS THE AUTHORITY TO EXECUTE AND DELIVER THIS REQUEST FORM ON BEHALF OF THE TENANT, AND THE TENANT SHALL BE FULLY BOUND HEREBY.

TENANT:

VIACELL, INC., A DELAWARE CORPORATION

By:     ______________________________

Name:   ______________________________

Title:  ______________________________


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